UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 6, 2010

BELO CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

P. O. Box 655237
Dallas, Texas	75265-5237
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 6, 2010, Belo Corp. (the “Company” or “Belo”) entered into a Pension Plan Transfer Agreement (the “Transfer Agreement”) with A. H. Belo Corporation (“A. H. Belo”) to split The G. B. Dealey Retirement Pension Plan, a frozen, defined benefit pension plan (the “Pension Plan”), into separately sponsored plans effective on or about January 1, 2011. The split of the Pension Plan follows the spin-off in February 2008 of Belo Corp.’s newspaper businesses and related assets into a separate publicly-traded company, A. H. Belo. At the time of the spin-off, Belo Corp. remained the sole sponsor and administrator of the Pension Plan for all of its approximately 9,300 participants, and A. H. Belo agreed to share investment oversight responsibilities with Belo Corp. and was obligated to reimburse Belo Corp. for 60 percent of each contribution Belo Corp. made to the Pension Plan.
Under the Transfer Agreement, the benefit liabilities and assets allocable to the approximately 4,200 current and former employee participants of Belo Corp. and its television businesses will continue to be held by the existing Pension Plan sponsored and managed by or on behalf of Belo Corp. Benefit liabilities and assets allocable to the approximately 5,100 current and former employee participants of A. H. Belo and its newspaper businesses will be transferred to two new defined benefit pension plans created, sponsored and managed by or on behalf of A. H. Belo. Benefits under the new A. H. Belo plans will continue to be frozen like the Pension Plan and A. H. Belo will be solely responsible for contributions to those plans. The split of the Pension Plan will not change the amount of the benefits any participant has accrued or is currently receiving.
Additionally, in connection with the spin-off of A. H. Belo from the Company in February 2008, the Company and A. H. Belo entered into an Employee Matters Agreement dated as of February 8, 2008 (the “Employee Matters Agreement”). The Employee Matters Agreement was filed as Exhibit 10.2 to the Company’s Form 8-K filed February 12, 2008. Pursuant to Section 2 of the Transfer Agreement, the Company and A. H. Belo amended Section 3.1 of the Employee Matters Agreement to reflect the split of the Pension Plan pursuant to the Transfer Agreement as described above.
The foregoing description of the Transfer Agreement is not complete and is qualified in its entirety by reference to the full text of the Transfer Agreement, which is incorporated herein by reference and filed as Exhibit 10.1 hereto. A copy of the press release announcing the agreement to split the Pension Plan is posted on the Company’s Web site (www.belo.com) in the Investor Relations section, and a copy of the press release is furnished with this report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

10.1	Pension Plan Transfer Agreement dated as of October 6, 2010

99.1	Press Release dated October 7, 2010

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 8, 2010	BELO CORP.
	By:	/s/ R. Paul Fry
R. Paul Fry
Vice President/Investor Relations and Treasury Operations

EXHIBIT INDEX

10.1	Pension Plan Transfer Agreement dated as of October 6, 2010

99.1	Press Release dated October 7, 2010